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METLIFE CAPITAL EQUIPMENT LOAN TRUST 1997-A                         EXHIBIT 99.1

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

$304,203,000     Class A 6.85% Asset Backed Notes
$ 26,452,783     Class B Fixed Rate Asset Backed Notes

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           STATEMENT TO NOTEHOLDERS PURSUANT TO SECTION 5.06 OF THE
                       TRANSFER AND SERVICING AGREEMENT

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

Payment Date:                                                                    20-Oct-97
(i)    Amount of principal being paid on the Notes:
       (a)  Class A Notes                                                            $0.00
            per $1,000 original principal amount:                              $0.00000000

       (b)  Class B Notes                                                            $0.00
            per $1,000 original principal amount:                              $0.00000000

       (c)  Total                                                                    $0.00

(ii)   Amount of interest being paid on the Notes
       (a)  Class A Notes                                                    $1,736,492.13
            per $1,000 original principal amount:                              $5.70833335

       (b)  Class B Notes                                                       $59,211.90
            per $1,000 original principal amount:                              $2.23839964

       (c)  Total                                                            $1,795,704.03

(iii)  Balances at the end of the related Collection Period
       (a)  Pool Balance at the end of the related Collection Period       $330,655,783.00
       (b)  aggregate Principal Balance of the Receivables                 $330,643,392.43
       (c)  amount in the Principal Funding Account                             $12,390.57

(iv)   After giving effect to distributions on this Distribution Date:
       (a)  outstanding principal amount of Class A Notes:                 $304,203,000.00
       (b)  Class A Note Pool Factor:                                            1.0000000

(v)    Amount of Servicing Fee being paid:                                     $137,773.24

(vi)   Amount of Administration Fee being paid:                                    $500.00

(vii)  Aggregate Acquisition Amounts for Collection Period:
       (a) by Transferor                                                             $0.00
       (b) by Servicer                                                               $0.00

(viii) Amount of Realized Losses for the Collection:                                 $0.00

(ix)   Ending Reserve Account Balance:                                       $4,742,046.01

(x)    Specified Reserve Account Balance:                                    $4,742,046.01

(xi)   (a)  Noteholders' Class A Interest Distributable Amount:              $1,736,492.13
       (b)  Noteholders' Class B Interest Distributable Amount:                $155,493.71
       (c)  Class A Noteholders' Principal Distributable Amount:                     $0.00
       (d)  Class B Noteholders' Principal Distributable Amount:                     $0.00
       (e)  Amount withdrawn from Reserve Account per Section 5.05(c) or (d)         $0.00

(xii)  Deliquency Summary
       (a)  Delinquencies 61 to 90 days                                              $0.00
       (b)  Delinquencies over 90 days                                               $0.00

(xiii) Deliquency Summary - % of aggregate principal balance of the receivables
       (a)  Delinquencies 61 to 90 days                                               0.00%
       (b)  Delinquencies over 90 days                                                0.00%

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